Exhibit 10.5
June 30, 2006
CITEL Technologies Limited, a company organized under the laws of England and Wales (“CITEL (U.K.)”), and CITEL Technologies, Inc., a Delaware corporation (“CITEL (U.S.)” are the obligors under a Secured Promissory Note, dated January 21, 2005 in the original principal amount of $3,500,000 (the “Note”) payable to Verso Technologies, Inc., a Minnesota corporation (“Verso”). Capitalized Terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Note.
FOR VALUE RECEIVED, CITEL (U.K.), CITEL U.S., and Verso hereby agree conditional upon Admission (as defined below) to amend the Note as follows effective as of today’s date:
1. Section 2 shall be deleted and replaced with the following:
“2. Payment of Principal and Interest. If not sooner paid or converted according to the terms hereof, and the due date is not accelerated according to the terms hereof or extended by mutual written agreement of CITEL (U.K.), CITEL (U.S.) and Verso, the principal balance of this note shall be due and payable as follows;
2.1 $870,000 shall be paid within one business day of Admission; followed by
2.2 6 monthly installments of $75,000 commencing 12 months from the date of Admission; and
2.3 all remaining outstanding principal and accrued interest under this note will be due and payable on the third anniversary of the date hereof (being the date of this note)”.
2. Upon the completion of the admission of Citel plc’s entire issued share capital to the AIM market of the London Stock Exchange plc (“AIM”) (“Admission”), Verso agrees to irrevocably waive its rights (such waiver to be effective concurrent with the on Admission) to be prepaid the Note in accordance with Section 5.2 of the Note arising from (and limited to the transactions associated with) the Admission; it being understood that, the waiver given by Verso hereby shall not waive any subsequent right to be prepaid the Note in accordance with Section 5.2 of the Note;
3. Section 6.1 of the Note will be deleted and replaced with the following clause:
“Conversion at the option of Verso. Subject to Section 6.2 Verso shall have the right to convert, at its sole option and from time to time, the remaining unpaid principal amount under the Note (together with accrued and unpaid interest thereon) into shares of the capital stock of Citel plc (the “Conversion Shares”), such shares shall be valued at fair market value as of the day immediately prior to such conversion, and Citel shall take all action necessary to permit Verso to freely transfer and sell such Conversion Shares on AIM (or any such other market upon which the capital stock of Citel trades at the time of such conversion)”;
4 the words “and any prepayment notice given by Citel pursuant to this section 6.2 shall be irrevocable” will be added to the last sentence of section 6.2 after the words “Conversion Notice”; and
5. the words “Save that Verso acknowledges it will be required to enter into a contractual commitment not to sell such shares prior to the date 12 months from Admission and for a further period of 12 months from such date only to sell through the company’s broker” will be as a new sentence at the end of Section 6.2.
Except as provided above, the provisions of the Note shall remain in effect,
IN WITNESS WHEREOF, CITEL (U.K.) and CITEL (U.S.) have caused this amendment to the Note to be executed as of the effective date first above written.

CITEL TECHNOLOGIES, INC.

By:

Name:

Title:

CITEL TECHNOLOGIES LIMITED

By:

Name:

Title: Chief Executive Officer

CITEL TECHNOLOGIES LIMITED

By:

Name:

Title: Secretary

Acknowledged and agreed:

VERSO TECHNOLOGIES, INC,

BY:	/s/ Juliet M. Reising

Name: Juliet M. Reising
Title: EVP & CFO

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